Exhibit (8)(c)

                           FIRST AMENDED AND RESTATED
                SHAREHOLDERS' ADMINISTRATIVE SERVICES AGREEMENT


         Agreement made as of November 3, 1993, by and among the undersigned investment companies, severally and not jointly, (referred to herein as "Investment Company" or "Investment Companies"), each being a business trust, and State Street Research Investment Services, Inc. ("SSRISI"), a Massachusetts corporation.

         WHEREAS, each Investment Company is a registered investment company with one or more separate series or funds thereunder ("Fund" or "Funds") as listed in Appendix A, and each Investment Company desires that SSRISI perform certain services for such Investment Company; and

         WHEREAS, SSRISI is willing to perform such services for each Investment Company, upon the terms and subject to the conditions set forth herein;

         In consideration of the mutual promises and covenants set forth, the parties agree as follows:

1. Shareholders' Administrative Services. SSRISI shall provide shareholders' administrative services for each Investment Company, as distinguished from the transfer agent and dividend disbursing agent services otherwise provided by each Investment Company's transfer agent, currently State Street Bank and Trust Company ("Transfer Agent"). Shareholders' administrative services shall include, but not be limited to, responding to telephone, written or other inquiries or instructions from shareholders, dealers and prospective investors concerning


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account balances, available shareholder services, account statements, transaction confirmations, procedures for purchasing and redeeming shares and similar matters and services; accepting and monitoring receipts of wire order trades (including trades processed via the National Securities Clearing Corporation Fund/Serv system); receiving telephone transaction instructions and inputting such instructions into the Transfer Agent's computer system; operating the State Street Research Service Center and providing the services for which the center is responsible as described in the Prospectus, if any, of each Fund as amended from time to time; and performing such other functions as the Investment Company and SSRISI shall determine hereafter ("Shareholders' Administrative Services").

2. Reimbursement. The Investment Company shall reimburse SSRISI for its costs in providing such Shareholders Administrative Services. Such costs may include, but not be limited to, compensation of personnel, leasehold expenses, computer and related equipment expenses, telephone charges, telephone equipment expenses, expenses for furniture and fixtures, supplies, postage and out-of-pocket expenses. Further, any other expenses incurred by SSRISI at the request or with the consent of the Investment Company, will be reimbursed by the Investment Company.

3. Term. This Agreement may be terminated at any time on not less than sixty
(60) days written notice given by any Investment Company to SSRISI, or six (6) months written notice by SSRISI to any Investment Company.


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4. Duty of Care and Indemnification. SSRISI will at all times use reasonable care and act in good faith in performing Shareholders' Administrative Services hereunder. SSRISI will not be liable or responsible for delays or errors owing to circumstances beyond its control, including, without limitation, acts of civil or military authority, national or state emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply.

         SSRISI may rely on certifications and instructions of an officer of an Investment Company as to proceedings or facts in connection with any action taken by the shareholders or the Trustees of an Investment Company. SSRISI may apply to counsel for an Investment Company, at the Investment Company's expense, for advice whenever it deems expedient. With respect to any action taken on the basis of such certifications or instructions or in accordance with the advice of counsel for an Investment Company, the Investment Company will indemnify and hold harmless SSRISI from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses).

         The relevant Fund of an Investment Company will indemnify SSRISI against and hold SSRISI harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) in respect of any claim, demand, action or suit not resulting from SSRISI's bad faith or negligence and arising out of, or in connection with, its


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performance of Shareholders' Administrative Services on behalf of a Fund under this Agreement.

         SSRISI shall also be indemnified and held harmless by the relevant Fund against any loss, claim, damage, liability and expense (including reasonable counsel fees and expenses) by reason of any act done by it in good faith and in reliance upon any instrument believed by it (a) to be genuine and (b) to be signed, countersigned or executed by any person or persons authorized to sign, countersign, or execute such instrument.

5. Limitation of Liability. A copy of the Master Trust Agreement of each Investment Company is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Investment Company as the Trustees and not individually and that the obligations under this Agreement are not binding upon any of the Trustees, officers, employees, agents or shareholders of an Investment Company individually, but binding only upon the assets and property of the relevant Fund. Each Fund shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and no other Fund shall be responsible for the same.

6. Sub-administration Agreements. Officers of SSRISI and any Investment Company may enter sub-administration agreements with other parties, including affiliates, for the provision of sub-administration services for certain shareholder accounts, provided that the fee payable by an Investment Company for such sub-administration services shall not exceed the cost that would


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otherwise be incurred hereunder and under the Transfer Agency and Service
Agreement between each Investment Company and the Transfer Agent if such services were provided directly by the Transfer Agent and SSRISI for such accounts. Such officers may also enter sub-administration agreements where the requisite sub-administration services are not otherwise available from SSRISI or Transfer Agent.

7. Each Investment Company a Separate Party to Agreement. Each undersigned Investment Company is a separate party under this Agreement.

         Each Investment Company that is a party hereto shall be regarded for all purposes as a separate party apart from any of the other Investment Companies which are parties. Each Investment Company shall be responsible only for its own actions and no property of a Fund shall be commingled with the property of any other Fund. No Fund shall participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement or profit-sharing plan.

         The use of this single document to memorialize the separate Agreement of each of the undersigned Investment Companies is understood to be for clerical convenience only and shall not constitute any basis for joining the Investment Companies in any respect.

         In the event that an Investment Company establishes one or more new series or funds, in addition to the Funds listed in Appendix A, which the Investment Company desires to have included in this Agreement, the Investment Company shall provide written


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notice to the parties hereto and if such parties provide written consent to include such new Fund, such new Fund shall become a party hereunder. Similarly, a new investment company may be included hereunder by written notice to the parties hereto and the consent of all such parties.

         Liability for reimbursement of costs, out-of-pocket expenses and other obligations herein which relate to a particular Fund shall not be the responsibility of any other Fund.

         This Agreement may not be assigned, as defined under the Investment Company Act of 1940, by any party without the express written consent of the other parties.


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         This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

                                      STATE STREET CAPITAL TRUST

                                      STATE STREET EXCHANGE TRUST

                                      STATE STREET GROWTH TRUST

                                      STATE STREET MASTER INVESTMENT TRUST

                                      METLIFE - STATE STREET EQUITY TRUST

                                      METLIFE - STATE STREET FINANCIAL TRUST

                                      METLIFE - STATE STREET INCOME TRUST

                                      METLIFE - STATE STREET MONEY MARKET TRUST

                                      METLIFE - STATE STREET TAX-EXEMPT TRUST



                                      By: /s/ Gerard P. Maus
                                              -------------------------------
                                              Treasurer of each above
                                              Investment Company



                                      STATE STREET RESEARCH INVESTMENT
                                      SERVICES, INC.



                                      By: /s/ Darman A. Wing
                                              -------------------------------


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                                   APPENDIX A

MetLife - State Street Equity Trust
         MetLife - State Street Capital Appreciation Fund
         MetLife - State Street Equity Investment Fund
         MetLife - State Street Equity Income Fund
         MetLife - State Street Research Global Energy Fund

MetLife - State Street Financial Trust
         MetLife - State Street Research Balanced Fund
         State Street Research Government Income Fund

MetLife - State Street Income Trust
         MetLife - State Street High Income Fund
         MetLife - State Street Government Securities Fund
         MetLife - State Street Managed Assets

MetLife - State Street Money Market Trust
         MetLife - State Street Money Market Fund

MetLife - State Street Tax-Exempt Trust
MetLife - State Street Tax-Exempt Fund
         State Street Research California Tax Free Fund
         State Street Research
         Florida Tax-Free Fund
         State Street Research Massachusetts Tax-Free Fund
         State Street Research New York Tax-Free Fund
         State Street Research
         Pennsylvania Tax-Free Fund
         State Street Research Texas Tax-Free Fund
         State Street Research Virginia Tax-Free Fund

State Street Capital Trust
         State Street Research Capital Fund
         State Street Research Small Capitalization Growth Fund

State Street Exchange Trust
         State Street Exchange Fund.

State Street Growth Trust
         State Street Research Growth Fund

State Street Master Investment Trust
         State Street Investment Trust


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